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                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                             Sphinx Industries, Inc.
                              A Nevada Corporation



WHEREAS the Corporation was created with 25,000 shares of it's own stock authorized;

WHEREAS the Corporation has issued 1,365 shares to its stockholders;

BE IT RESOLVED to amend the company's Articles of Incorporation to:

         a) Change the company's name to AutoFund  Servicing,  Inc.;
         b) Increase the company's capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 1,000,000 shares of preferred stock with a par value of $0.001.

BE IT FURTHER RESOLVED to forward split the company's issued common stock to 1,465.2 to one.














Dated as of July 7, 2000



                                                      original signature on file
                                                      --------------------------
                                                      Director